SCHEDULE 14C
(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[X]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

Megapro Tools, Inc.
(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Megapro Tools, Inc.
2200 Corporate Boulevard, Suite 314
Boca Raton, Florida 33431

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

     This Information Statement is being furnished to the stockholders of Megapro Tools, Inc., a Nevada corporation (the “Company”), in connection with the proposed adoption of an amendment to the Company’s Articles of Incorporation (the “Amendment”) by the written consent of stockholders holding a majority of the voting power of the Company. The purpose of filing the Amendment is to change the name of the Company from “Megapro Tools, Inc.” to “Spear & Jackson, Inc.” (“Name Change”).

     The Company’s Board of Directors approved and recommended, pursuant to a written consent dated October 1, 2002, that the Company’s Articles of Incorporation be amended in order to effectuate the Name Change. The Company’s stockholders holding a majority of the voting power of the Company approved and recommended, pursuant to a written consent dated October 2, 2002, that the Company’s Articles of Incorporation be amended in order to effectuate the Name Change. The proposed Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada. The Company anticipates that the filing of the Amendment will occur on or about November      , 2002 (the “Effective Date”). If the proposed Amendment were not adopted by written consent, it would have been required to be considered by the Company’s stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Amendment.

     The elimination of the need for a special meeting of stockholders to approve the Amendment is authorized by Section 78.320(2) of the Nevada Revised Statutes (the “NRS”) which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special meeting. Pursuant to NRS Section 78.390(1)(b), a majority of the voting power is required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

     PNC Tool Holdings, LLC and Joseph Piscitelli, who beneficially own in the aggregate 6,015,561 shares of Common Stock of the Company, representing approximately 50.08% of the voting power of the Company, gave their written consent to the adoption of the Amendment described in this Information

Statement on October 2, 2002. It is proposed that this Information Statement will be first sent to the stockholders on or about November      , 2002. The record date established by the Company for purposes of determining the number of outstanding shares of common stock of the Company, and thus the voting power, is October 1, 2002 (the “Record Date”).

     The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the NRS. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters’ rights under the NRS are afforded to the Company’s stockholders as a result of the adoption of the Amendment.

OUTSTANDING VOTING STOCK OF THE COMPANY

     As of the Record Date, there were 12,011,122 shares of Common Stock outstanding. The Common Stock constitutes the sole outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth Common Stock ownership information as of October 1, 2002, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 2200 Corporate Boulevard, Suite 314, Boca Raton, Florida 33431.

	Shares	Percent of
Name	Beneficially Owned	Shares Outstanding

PNC Tool Holdings, LLC (1)	6,005,561	50.00%
Dennis Crowley (1)	6,005,561	50.00%
Joseph Piscitelli (2)	10,000	*
USI Global Corp.	3,543,281	29.50%
All executive officers and directors as a group (2 persons)	6,015,561	50.08%

*	Less than 1.00%.

(1)	Dennis Crowley is the Company’s Chief Executive Officer, President, Treasurer, Secretary, and a Director, and is the sole owner of PNC Tool Holdings, LLC. Includes 6,005,561 shares beneficially held by PNC Tool Holdings, LLC.

(2)	Joseph Piscitelli is a Director and the Chief Operating Officer of the Company.

AMENDMENT TO CERTIFICATE OF INCORPORATION

     On October 1, 2002, our Board of Directors unanimously executed a written consent authorizing and recommending that our stockholders approve a proposal to effect the Name Change. On October 2, 2002, Company stockholders holding a majority of the voting power of the Company executed a written consent authorizing and approving the proposal to effect the Name Change. The Name Change will become effective upon filing of the Amendment to our Articles of Incorporation with the Nevada Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

Purpose of the Proposed Name Change

     The Board believes that the new name, Spear & Jackson, Inc., will reflect our change in business. Our Board believes that the new name will promote public recognition and more accurately reflect our intended business focus.

No Dissenter’s Rights

     Under the NRS, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed Amendment, and we will not independently provide our stockholders with any such right.

BY ORDER OF THE BOARD OF DIRECTORS

Date: October 7, 2002	/s/ Dennis Crowley

Dennis Crowley, Chief Executive Officer Megapro Tools, Inc.

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
MEGAPRO TOOLS, INC.

     Pursuant to Section 78.385 of the Nevada Revised Statutes, the undersigned Chief Executive Officer of Megapro Tools, Inc., a corporation organized and existing under and by virtue of the law of the State of Nevada (the “Corporation”), does hereby certify:

     That pursuant to a Written Consent of the Board of Directors dated October 1, 2002, and a Written Consent of stockholders holding at least a majority of the voting power of the Company dated October 2, 2002, the Board of Directors and stockholders approved the amendment to the Corporation’s Articles of Incorporation as follows:

     FIRST: Article I of the Articles of Incorporation of this Corporation is amended in its entirety to read as follows:

“The name of this Corporation shall be Spear & Jackson, Inc.”

     SECOND: The foregoing amendment was adopted by a Written Consent of the Board of Directors dated October 1, 2002, pursuant to Section 78.315(2) of the Nevada Revised Statutes, and Written Consent of stockholders holding at least a majority of the voting power of the Corporation dated October 2, 2002, pursuant to Section 78.320(2) of the Nevada Revised Statutes. The number of votes cast for the amendment to the Corporation’s Articles of Incorporation were sufficient for approval.

     IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment as of November      , 2002.

MEGAPRO TOOLS, INC

By:

Dennis Crowley Chief Executive Officer

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